                                                                   EXHIBIT 23(o)

                         BERGER ENHANCED PORTFOLIO TRUST

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack R. Thompson, Janice M. Teague, and Anthony R. Bosch, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, and in his name, place, and stead, in any and all capacities to sign any and all registration statements and amendments (including pre-effective amendments and post-effective amendments) for Berger Enhanced Portfolio Trust (the "Trust"), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                                           Date
---------                                                           ----
/s/ Jack R. Thompson                                              6/21/02
---------------------------------------                         ------------
Jack R. Thompson
Trustee


/s/ G. Andrew Cox                                                 6/21/02
---------------------------------------                         ------------
G. Andrew Cox
Trustee


/s/ David E. Hurley                                                6/21/02
---------------------------------------                         ------------
David E. Hurley